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                                                                    EXHIBIT 10.4

                                                             Extension Amendment
                                                             #001006-09

                                 FIRST AMENDMENT

          THIS FIRST AMENDMENT (the "AMENDMENT") is made and entered into as of the 9TH day of FEBRUARY, 2009, by and between MARTIN INVESTMENT COMPANY, A CALIFORNIA LIMITED PARTNERSHIP ("LANDLORD"), and RAPTOR NETWORKS TECHNOLOGY, INC. ("TENANT").

                                    RECITALS

A. Landlord and Tenant are parties to that certain lease dated SEPTEMBER 22, 2008 (the "LEASE"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 2,400 square feet (the "Premises") described as 1508 SOUTH GRAND AVENUE located at SANTA ANA, CALIFORNIA.

B. The Lease by its terms shall expire on MARCH 31, 2009 ("PRIOR TERMINATION DATE"), and the parties desire to extend the Term of the Lease, all on the following terms and conditions.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I. EXTENSION. The Term of the Lease is hereby extended for a period of SIX (6) MONTHS and shall expire on SEPTEMBER 30, 2009 ("EXTENDED TERMINATION DATE"), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Prior Termination Date ("EXTENSION DATE") and ending on the Extended Termination Date shall be referred to herein as the "EXTENDED TERM".

II. BASE RENT AND COMMON AREA MAINTENANCE. As of the Extension Date, the schedule of Base Rent and Common Area Maintenance payable with respect to the Premises during the Extended Term is the following:

          ----------------------------------------------------------------------
          -                   PERIOD                                 MONTHLY   -
          -                                                         BASE RENT  -
          ----------------------------------------------------------------------
          -    APRIL 1, 2009 - SEPTEMBER 30, 2009 *                 $1,560.00  -
          ----------------------------------------------------------------------
               *PREPAID FOR THE TERM OF THIS LEASE

          All such Base Rent and Common Area Maintenance shall be payable by Tenant in accordance with the terms of the Lease.

III. ADDITIONAL SECURITY DEPOSIT. No additional security deposit shall be required in connection with this Amendment.

IV. PROPERTY TAXES & INSURANCE PREMIUMS. For the period commencing on the Extension Date and ending on the Extended Termination Date, Tenant shall pay for Tenant's pro-rata share of increases (if any) over base year property taxes and insurance premiums in accordance with the terms of the Lease, provided, however, during such period, the Insurance Base for the computation of Tenant's pro-rata share of Insurance Premiums is amended from $TBD to $397.87, and the Tax Base for the computation of Tenant's pro-rata share of Real Property Taxes is amended from $TBD to $529.99.

V. IMPROVEMENTS TO PREMISES. Tenant is in possession of the Premises and accepts the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

VI. LESSEE'S MAINTENANCE OBLIGATIONS Section 7.1 of the Lease shall hereby be amended to include the following section 7.1(d) REPLACEMENT:

          Subject to Lessee's indemnification of Lessor set forth in Paragraph
          8.7 of the Lease, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) of the Lease cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the, numerator of which is one, and the denominator of which is 84 (i.e. 1/84th of the cost per month). Lessee shall pay interest on the unamortized balance but may prepay its obligation at any time.

VII. OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

          A. RENT: Lessee shall submit on or before April 1, 2009, pre-paid rent in the amount of $9,360.00

          B. ADDITIONAL CONDITIONS: At the latter of the expiration of the lease or Lessee's occupancy of the premises, Lessee shall remove the telecommunication wires running across the roof and repair the hole in the South concrete wall where the wire enters the building.




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VIII.     MISCELLANEOUS.

          A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

          B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

          C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

          D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

          E. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "LANDLORD RELATED PARTIES") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "TENANT RELATED PARTIES") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

          F. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.


          IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                                           LANDLORD:

                                           MARTIN INVESTMENT COMPANY, A
                                           CALIFORNIA LIMITED PARTNERSHIP

                                           By:    /s/ H. Rhoads Martin, Jr.
                                                  -------------------------
                                           Name:  H. RHOADS MARTIN, JR.
                                                  ---------------------
                                           Title: GENERAL PARTNER
                                                  ---------------



                                           TENANT:

                                           RAPTOR NETWORKS TECHNOLOGY, INC.

                                           By:    /s/ TOM WITTENSCHLAEGER
                                                  -----------------------

                                           Name:  TOM WITTENSCHLAEGER
                                                  --------------------
                                           Title: DIRECTOR
                                                  --------


                                           By:    /s/ TOM WITTENSCHLAEGER
                                                  -----------------------

                                           Name:  TOM WITTENSCHLAEGER
                                                  --------------------

                                           Title: CEO
                                                  ---